Exhibit 99.1

DFIN Reports First-Quarter 2023 Results

CHICAGO – May 3, 2023 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or "DFIN") today reported financial results for the first quarter of 2023.

Highlights:

•
Record first-quarter software solutions net sales of $70.1 million, an increase of 0.4%, or 3.7% on an organic basis(a), from the first quarter of 2022; software solutions net sales accounted for 35.3% of total net sales, up from 33.1% in the first quarter of 2022.
•
Total net sales of $198.6 million.
•
Net earnings of $15.8 million, or $0.52 per diluted share; Adjusted EBITDA(a) of $42.4 million and Adjusted EBITDA margin(a) of 21.3%.
•
Non-GAAP gross leverage of 1.1x and non-GAAP net leverage of 1.0x.
•
During the first quarter, the Company repurchased 33,568 shares for $1.3 million at an average price of $38.82 per share. As of March 31, 2023, the remaining share repurchase authorization was $123.0 million.
•
The Company sold its investment in Mediant for $11.8 million during the first quarter.

(a) Adjusted EBITDA, Adjusted EBITDA margin and organic net sales are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We are pleased with our consolidated results for the first quarter, in light of ongoing macroeconomic headwinds negatively impacting our transactionally-driven offerings. Total software solutions net sales increased 0.4%, or 3.7% on an organic basis, compared to the first quarter of 2022, driven by the positive momentum in our recurring compliance software products, which grew approximately 5% organically. Venue net sales were down 0.9% from last year’s first quarter, once again outpacing the trend in capital markets transactional sales. Total software solutions net sales made up 35.3% of first-quarter net sales, an increase of 220 basis points from last year’s first-quarter sales mix and positions us well to achieve our long-term goal of deriving 55% to 60% of revenue from software by 2026,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “As we anticipated, capital markets transactional activity remained weak during the first quarter, with new equity issuances at a near-record low and M&A activity far below historic levels. Despite the prolonged downturn in capital markets transactional environment that resulted in our first-quarter transactional revenue being down 20.2% from prior year, our margin performance remained resilient. We delivered Adjusted EBITDA margin of 21.3% in the quarter, which reflected a combination of planned incremental investments aimed to accelerate our transformation and aggressive cost management in certain areas of the Company. Our first-quarter Adjusted EBITDA margin, which continues to benefit from our evolving sales mix, permanent changes to our cost structure, and disciplined cost control, further demonstrates our ability to sustainably operate at a higher level of profitability compared to historical quarters with similar overall and transactional revenues.”

“Entering the second quarter, our focus areas remain unchanged – invest to drive toward a more recurring sales mix, aggressively manage our cost structure, and allocate capital in a disciplined manner – all aimed at enhancing our ability to continue to execute our software-focused strategy. While the near-term outlook for capital markets transactional activity remains challenging, our portfolio of market-leading regulatory and compliance offerings and deep domain and service expertise position us well to serve our clients when transactional market activity returns to a normalized level.” Leib concluded.

Net Sales

Net sales in the first quarter of 2023 were $198.6 million, a decrease of $12.4 million, or 5.9% (a decrease of 4.4% on an organic basis), from the first quarter of 2022. Net sales decreased primarily due to lower capital markets transactional volumes and the impact of the EdgarOnline disposition, partially offset by higher software solutions net sales in Arc Suite and ActiveDisclosure.

Net Earnings

For the first quarter of 2023, net earnings were $15.8 million, or $0.52 per diluted share, as compared to $26.4 million, or $0.77 per diluted share, in the first quarter of 2022. Net earnings in the first quarter of 2023 included after-tax charges of $3.2 million, or $0.10 per diluted share, primarily related to restructuring, impairment and other charges, net partially offset by a net realized gain on the sale of an investment in an equity security. Net earnings in the first quarter of 2022 included after-tax charges of $1.9 million, or $0.05 per diluted share, primarily related to restructuring, impairment and other charges, net and share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the first quarter of 2023, Adjusted EBITDA was $42.4 million, a decrease of $8.7 million as compared to the first quarter of 2022. Adjusted EBITDA margin was 21.3%, a decrease of approximately 290 basis points as compared to the first quarter of 2022. The decrease in Adjusted EBITDA and Adjusted EBITDA margin were primarily driven by lower capital markets transactional sales volumes and incremental investments to accelerate our transformation, partially offset by the impact of cost control initiatives, price uplifts, and lower selling expense as result of the decrease in sales volume.

For the first quarter of 2023, non-GAAP net earnings were $19.0 million, or $0.62 per diluted share, as compared to $28.3 million, or $0.82 per diluted share, in the first quarter of 2022.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Company Results and Conference Call

DFIN's earnings press release for the first quarter of 2023, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on May 3, 2023, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on May 3, 2023, at 9:00 a.m. Eastern time to discuss financial results for the first quarter of 2023, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software, and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general, and administrative expenses (“SG&A”), adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" and in Part I, Item 1A. Risk Factors of DFIN's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$28.8	$34.2
Receivables, less allowances for expected losses of $18.1 in 2023 (2022 - $17.1)	199.7	163.5
Prepaid expenses and other current assets	35.3	28.1
Assets held for sale	2.6	2.6
Total current assets	266.4	228.4
Property, plant and equipment, net	18.2	17.6
Operating lease right-of-use assets	30.0	33.3
Software, net	79.7	75.6
Goodwill	405.8	405.8
Other intangible assets, net	7.6	7.8
Deferred income taxes, net	36.2	33.4
Other noncurrent assets	27.4	26.4
Total assets	$871.3	$828.3

Liabilities
Accounts payable	$53.6	$49.2
Operating lease liabilities	15.9	16.3
Accrued liabilities	132.2	159.3
Total current liabilities	201.7	224.8
Long-term debt	234.8	169.2
Deferred compensation liabilities	14.0	13.6
Pension and other postretirement benefits plans liabilities	42.1	42.9
Noncurrent operating lease liabilities	24.8	28.4
Other noncurrent liabilities	21.2	19.9
Total liabilities	538.6	498.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 37.9 shares and 29.5 shares in 2023 (2022 - 36.9 shares and 28.9 shares)	0.4	0.4
Treasury stock, at cost: 8.4 shares in 2023 (2022 - 8.0 shares)	(240.1)	(221.8)
Additional paid-in capital	285.6	280.2
Retained earnings	369.7	353.9
Accumulated other comprehensive loss	(82.9)	(83.2)
Total equity	332.7	329.5
Total liabilities and equity	$871.3	$828.3

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales
Tech-enabled services	$78.4	$91.7
Software solutions	70.1	69.8
Print and distribution	50.1	49.5
Total net sales	198.6	211.0
Cost of sales (a)
Tech-enabled services	33.3	37.7
Software solutions	28.4	27.5
Print and distribution	28.6	33.7
Total cost of sales	90.3	98.9
Selling, general and administrative expenses (a)	70.5	64.3
Depreciation and amortization	12.4	10.7
Restructuring, impairment and other charges, net	10.9	1.8
Other operating income, net	(0.3)	—
Income from operations	14.8	35.3
Interest expense, net	3.5	1.5
Investment and other income, net	(6.9)	(0.2)
Earnings before income taxes	18.2	34.0
Income tax expense	2.4	7.6
Net earnings	$15.8	$26.4

Net earnings per share:
Basic	$0.54	$0.80
Diluted	$0.52	$0.77
Weighted average number of common shares outstanding:
Basic	29.2	32.9
Diluted	30.5	34.4

__________

(a)
Exclusive of depreciation and amortization

	Three Months Ended March 31,
Components of depreciation and amortization:	2023	2022
Cost of sales	$11.5	$10.0
Selling, general and administrative expenses	0.9	0.7
Total depreciation and amortization	$12.4	$10.7

Additional information:
Gross profit (b)	$96.8	$102.1
Exclude: Depreciation and amortization	11.5	10.0
Non-GAAP gross profit	$108.3	$112.1
Gross margin (b)	48.7%	48.4%
Non-GAAP gross margin	54.5%	53.1%

SG&A as a % of total net sales (a)	35.5%	30.5%
Operating margin	7.5%	16.7%
Effective tax rate	13.2%	22.4%

__________

(b)
Inclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2023 and 2022

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2023
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$96.8	$70.5	$14.8	7.5%	$15.8	$0.52
Exclude: Depreciation and amortization	11.5
Non-GAAP measures	108.3
Non-GAAP % of total net sales	54.5%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	10.9	5.5%	7.8	0.26
Share-based compensation expense	—	(4.3)	4.3	2.2%	0.2	0.01
Accelerated rent expense	0.4	(0.1)	0.5	0.3%	0.3	0.01
Gain on sale of long-lived assets	—	—	(0.3)	(0.2%)	(0.2)	(0.01)
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.1)	—
Gain on investment in an equity security (c)	—	—	—	—	(4.8)	(0.16)
Total non-GAAP adjustments (b)	0.4	(4.2)	15.2	7.7%	3.2	0.10
Adjusted non-GAAP measures (b)	$108.7	$66.3	$30.0	15.1%	$19.0	$0.62

	For the Three Months Ended March 31, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$102.1	$64.3	$35.3	16.7%	$26.4	$0.77
Exclude: Depreciation and amortization	10.0
Non-GAAP measures	112.1
Non-GAAP % of total net sales	53.1%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.8	0.9%	1.3	0.04
Share-based compensation expense	—	(3.6)	3.6	1.7%	0.8	0.02
Non-income tax, net	—	0.3	(0.3)	(0.1%)	(0.2)	(0.01)
Total non-GAAP adjustments (b)	—	(3.3)	5.1	2.4%	1.9	0.05
Adjusted non-GAAP measures (b)	$112.1	$61.0	$40.4	19.1%	$28.3	$0.82

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investment in an equity security is recorded within investment and other income, net on the Company's Unaudited Condensed Consolidated Statements of Operations

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended March 31, 2023 and 2022

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended March 31, 2023
Net sales	$43.7	$94.1	$26.4	$34.4	$—	$198.6
(Loss) income from operations	(0.6)	16.6	5.0	8.1	(14.3)	14.8
Operating margin %	(1.4%)	17.6%	18.9%	23.5%	nm	7.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	2.0	8.3	(0.1)	0.2	0.5	10.9
Share-based compensation expense	—	—	—	—	4.3	4.3
Accelerated rent expense	—	0.5	—	—	—	0.5
Gain on sale of long-lived assets	—	(0.3)	—	—	—	(0.3)
Non-income tax, net	(0.2)	—	—	—	—	(0.2)
Total Non-GAAP adjustments	1.8	8.5	(0.1)	0.2	4.8	15.2

Non-GAAP income (loss) from operations	$1.2	$25.1	$4.9	$8.3	$(9.5)	$30.0
Non-GAAP operating margin %	2.7%	26.7%	18.6%	24.1%	nm	15.1%

Depreciation and amortization	6.2	1.8	3.3	1.1	—	12.4
Adjusted EBITDA	$7.4	$26.9	$8.2	$9.4	$(9.5)	$42.4
Adjusted EBITDA margin %	16.9%	28.6%	31.1%	27.3%	nm	21.3%

Capital expenditures	$5.5	$1.1	$3.5	$0.3	$0.2	$10.6

For the Three Months Ended March 31, 2022
Net sales	$44.7	$103.6	$25.1	$37.6	$—	$211.0
Income (loss) from operations	4.3	28.9	6.2	8.1	(12.2)	35.3
Operating margin %	9.6%	27.9%	24.7%	21.5%	nm	16.7%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.8	0.4	0.1	0.4	0.1	1.8
Share-based compensation expense	—	—	—	—	3.6	3.6
Non-income tax, net	(0.2)	(0.1)	—	—	—	(0.3)
Total Non-GAAP adjustments	0.6	0.3	0.1	0.4	3.7	5.1

Non-GAAP income (loss) from operations	$4.9	$29.2	$6.3	$8.5	$(8.5)	$40.4
Non-GAAP operating margin %	11.0%	28.2%	25.1%	22.6%	nm	19.1%

Depreciation and amortization	5.1	1.5	2.9	1.1	0.1	10.7
Adjusted EBITDA	$10.0	$30.7	$9.2	$9.6	$(8.4)	$51.1
Adjusted EBITDA margin %	22.4%	29.6%	36.7%	25.5%	nm	24.2%

Capital expenditures	$5.3	$0.7	$3.0	$0.6	$0.3	$9.9

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2023	2022
Operating Activities
Net earnings	$15.8	$26.4
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	12.4	10.7
Provision for expected losses on accounts receivable	3.6	2.3
Share-based compensation expense	4.3	3.6
Deferred income taxes	(2.9)	(0.2)
Net pension plan income	(0.2)	(0.2)
Gain on investment in an equity security	(6.7)	—
Amortization of right-of-use assets	3.7	4.1
Other	0.2	0.2
Changes in operating assets and liabilities:
Accounts receivable, net	(39.7)	(22.2)
Prepaid expenses and other current assets	(7.2)	(12.2)
Accounts payable	0.6	16.4
Income taxes payable and receivable	2.2	5.3
Accrued liabilities and other	(33.1)	(81.1)
Operating lease liabilities	(4.1)	(5.0)
Pension and other postretirement benefits plans contributions	(0.4)	(0.3)
Net cash used in operating activities	(51.5)	(52.2)
Investing Activities
Capital expenditures	(10.6)	(9.9)
Proceeds from sale of investment in an equity security	8.9	—
Net cash used in investing activities	(1.7)	(9.9)
Financing Activities
Revolving facility borrowings	99.0	113.0
Payments on revolving facility borrowings	(33.5)	(43.0)
Treasury share repurchases	(18.4)	(52.6)
Proceeds from exercise of stock options	1.2	0.3
Finance lease payments	(0.6)	(0.4)
Net cash provided by financing activities	47.7	17.3
Effect of exchange rate on cash and cash equivalents	0.1	0.7
Net decrease in cash and cash equivalents	(5.4)	(44.1)
Cash and cash equivalents at beginning of year	34.2	54.5
Cash and cash equivalents at end of period	$28.8	$10.4
Supplemental cash flow information:
Income taxes paid (net of refunds)	$2.7	$2.5
Interest paid	$4.1	$0.9
Non-cash investing activities:
Non-cash consideration from sale of investment in an equity security	$2.9	$—

Additional Information:
	For the Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(51.5)	$(52.2)
Less: capital expenditures	10.6	9.9
Free Cash Flow	$(62.1)	$(62.1)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2023	$43.7	$94.1	$26.4	$34.4	$198.6

For the Three Months Ended March 31, 2022	$44.7	$103.6	$25.1	$37.6	$211.0

Net sales change	(2.2%)	(9.2%)	5.2%	(8.5%)	(5.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.9%)	(0.8%)	(1.2%)	—	(0.7%)

Year-over-year impact of the EOL disposition	(3.6%)	—	—	—	(0.8%)

Net organic sales change	2.3%	(8.4%)	6.4%	(8.5%)	(4.4%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Tech-enabled Services	Software Solutions	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2023	$78.4	$70.1	$50.1	$198.6

For the Three Months Ended March 31, 2022	$91.7	$69.8	$49.5	$211.0

Net sales change	(14.5%)	0.4%	1.2%	(5.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.7%)	(1.0%)	(0.4%)	(0.7%)

Year-over-year impact of the EOL disposition	—	(2.3%)	—	(0.8%)

Net organic sales change	(13.8%)	3.7%	1.6%	(4.4%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net earnings	$91.9	$15.8	$10.9	$19.2	$46.0
Adjustments
Restructuring, impairment and other charges, net	16.8	10.9	3.1	2.6	0.2
Share-based compensation expense	20.0	4.3	5.4	4.4	5.9
Accelerated rent expense	1.3	0.5	0.6	0.2	—
Loss on sale of a business	0.7	—	0.7	—	—
Disposition-related expenses	0.1	—	0.1	—	—
Gain on investments in an equity security	(7.2)	(6.7)	—	(0.5)	—
Non-income tax, net	(0.8)	(0.2)	(0.2)	(0.2)	(0.2)
Gain on sale of long-lived assets	(0.5)	(0.3)	—	—	(0.2)
COVID-19 related recoveries	(0.5)	—	(0.2)	(0.1)	(0.2)
Depreciation and amortization	48.0	12.4	12.7	11.7	11.2
Interest expense, net	11.2	3.5	3.3	2.3	2.1
Investment and other income, net	(3.0)	(0.2)	(0.2)	(2.3)	(0.3)
Income tax expense	31.6	2.4	3.1	8.0	18.1
Total Non-GAAP adjustments	117.7	26.6	28.4	26.1	36.6
Adjusted EBITDA	$209.6	$42.4	$39.3	$45.3	$82.6

Tech-enabled services	$367.6	$78.4	$68.5	$87.4	$133.3
Software solutions	279.9	70.1	68.7	69.5	71.6
Print and distribution	173.7	50.1	30.5	31.8	61.3
Total net sales	$821.2	$198.6	$167.7	$188.7	$266.2

Adjusted EBITDA margin %	25.5%	21.3%	23.4%	24.0%	31.0%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net earnings	$137.1	$26.4	$25.6	$42.2	$42.9
Adjustments
Restructuring, impairment and other charges, net	14.6	1.8	6.7	3.3	2.8
Share-based compensation expense	20.0	3.6	5.3	5.2	5.9
Non-income tax, net	(2.0)	(0.3)	(0.2)	(0.5)	(1.0)
LSC multiemployer pension plans obligations	(1.9)	—	(2.3)	0.2	0.2
Gain on sale of long-lived assets, net	(0.7)	—	—	(0.7)	—
Gain on investment in an equity security	(0.6)	—	—	(0.6)	—
COVID-19 related recoveries	(0.1)	—	—	—	(0.1)
Depreciation and amortization	41.2	10.7	10.4	10.0	10.1
Interest expense, net	22.8	1.5	9.5	5.9	5.9
Investment and other income, net	(3.9)	(0.2)	(1.1)	(1.1)	(1.5)
Income tax expense	48.3	7.6	7.4	18.6	14.7
Total Non-GAAP adjustments	137.7	24.7	35.7	40.3	37.0
Adjusted EBITDA	$274.8	$51.1	$61.3	$82.5	$79.9

Tech-enabled services	$492.7	$91.7	$124.9	$142.1	$134.0
Software solutions	279.5	69.8	73.8	69.3	66.6
Print and distribution	186.8	49.5	34.1	36.3	66.9
Total net sales	$959.0	$211.0	$232.8	$247.7	$267.5

Adjusted EBITDA margin %	28.7%	24.2%	26.3%	33.3%	29.9%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2023		December 31, 2022		March 31, 2022
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	110.5		45.0		70.0
Impact on availability related to outstanding letters of credit	—		—		2.1
Amount used under the Revolving Facility	110.5		45.0		72.1

Availability under the Revolving Facility	189.5		255.0		227.9

Cash and cash equivalents	28.8		34.2		10.4

Net Available Liquidity	$218.3		$289.2		$238.3

Term Loan A Facility	$125.0		$125.0		$125.0
Borrowings under the Revolving Facility	110.5		45.0		70.0
Unamortized debt issuance costs	(0.7)		(0.8)		(0.9)
Total debt	$234.8		$169.2		$194.1

Adjusted EBITDA for the twelve months ended March 31, 2023 and 2022, and the year ended December 31, 2022	$209.6		$218.3		$274.8

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	1.1	x	0.8	x	0.7	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	206.0		135.0		183.7

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	1.0	x	0.6	x	0.7	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There were $110.5 million of borrowings outstanding under the Revolving Facility as of March 31, 2023, and no outstanding letters of credit that reduced the availability under the Revolving Facility as of March 31, 2023. Based on the Company’s results of operations for the twelve months ended March 31, 2023 and existing debt, the Company would have had the ability to utilize the remaining $189.5 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.